EXHIBIT 99.1

QCR Holdings, Inc. Announces Second Quarter Earnings Results and Impact of Successful Balance Sheet Restructuring

MOLINE, Ill., July 22, 2015 (GLOBE NEWSWIRE) -- QCR Holdings, Inc. (NASDAQ:QCRH) today announced core net income (non-GAAP) for the quarter ending June 30, 2015 of $4.5 million, with diluted core earnings per common share ("EPS") of $0.45. For the six months ended June 30, 2015, the Company reported core net income of $8.4 million, with diluted core EPS of $0.92. Core net income for both the second quarter and year-to-date excludes $5.0 million of after-tax non-recurring expenses, $4.5 million of which related to the previously announced prepayment of FHLB advances and other wholesale borrowings.

During the second quarter, the Company successfully executed several planned initiatives aimed at improving the long-term profitability of the company and strengthening its capital base to take advantage of future opportunities. As a result, financial performance was greatly impacted by several previously announced nonrecurring income and expense items; most prominently the one-time expense related to the prepayment of certain FHLB advances and other wholesale borrowings.

On a GAAP basis, the Company reported a net loss of $524 thousand for the quarter ended June 30, 2015, and diluted EPS of ($0.05). By comparison, for the quarter ended March 31, 2015, the Company reported net income of $4.2 million, and diluted EPS of $0.52. As a result of the redemption of all of the Company's remaining outstanding shares of preferred stock in the second quarter of 2014, neither quarter of 2015 included preferred stock dividends. For the second quarter of 2014, the Company reported net income of $4.0 million, and diluted EPS of $0.45, after preferred stock dividends of $374 thousand.

For the six months ended June 30, 2015, the Company reported GAAP net income of $3.7 million, and diluted EPS of $0.40. By comparison, for the first six months ended June 30, 2014, the Company reported GAAP net income of $7.9 million, and diluted EPS of $0.85, after preferred stock dividends of $1.1 million.

"We are extremely pleased with the careful execution of our strategy to repay high-cost borrowings," commented Douglas M. Hultquist, President and Chief Executive Officer. He continued, "We expect annual interest expense savings of roughly $4.2 million pre-tax, with this better than expected result attributable to lower replacement funding cost."

"Core operating performance in the second quarter was solid," added Mr. Hultquist, "as organic loan growth was quite strong, we experienced robust growth in noninterest bearing deposits, and asset quality metrics showed continued improvement. Core return on average assets, or ROAA, improved 9 basis points quarter-over-quarter, and we anticipate continued improvements in ROAA as the full impact of the balance sheet restructuring is realized and we continue to make progress on other planned initiatives to reach our targeted 1.00% ROAA."

Proceeds from Stock Offering
Used to Restructure Balance Sheet

The Company utilized the proceeds from the common stock offering to restructure certain debt obligations and to bolster overall capital levels, including tangible common equity. Specifically, the Company repaid $15.3 million of holding company senior debt at a rate of 3.27%, and $2.7 million of subordinated debt at a rate of 6.00%. Additionally, $85.5 million of FHLB advances and wholesale structured repurchase agreements at a weighted average rate of 4.36% were prepaid at Quad City Bank & Trust and Cedar Rapids Bank & Trust. As a result of this planned restructuring, the Company incurred $6.9 million (pre-tax) in losses for debt extinguishment that were recognized in the second quarter.

Of the $103.5 million in debt extinguishments, $63.5 million was funded with the proceeds from the common stock issuance. Approximately $27.7 million was funded through the maturity of low-yielding securities. Brokered CDs and overnight FHLB advances were utilized to fund the remaining $12.3 million. The weighted average rate on these new borrowings was approximately 0.90%.

This restructuring and deleveraging significantly reduced the wholesale borrowings portfolio of the Company. Defined as the sum of FHLB advances, wholesale structured repurchase agreements and brokered CDs, total wholesale borrowings decreased $60.4 million from December 31, 2014 to June 30, 2015. During the same period, the cost of those wholesale borrowings decreased from 2.66% to 1.96% and the duration shortened, as many of the borrowings that were extinguished were long-term in nature. Of the $85.5 million in FHLB advances and wholesale structured repurchase agreements that were prepaid, $30.5 million were set to mature in 2016, $15.0 million in 2017, $10.0 million in 2018 and $30.0 million in 2019. The weighted average duration of these borrowings was 2.56 years.

"The actual results of our planned balance sheet restructuring significantly exceeded our initial assumptions that were presented during the capital raise," stated Mr. Todd A. Gipple, Executive Vice President, Chief Operating Officer and Chief Financial Officer. "Our original restructuring strategy conservatively assumed that the wholesale funding that was to be redeemed would be replaced solely by brokered CDs. Due to the very successful capital raise and strong liquidity at Quad City Bank & Trust, we were able to execute the restructuring with a partial deleveraging accomplished by the maturity of lower yielding securities and utilization of a portion of the common stock proceeds. Only 12% of the debt extinguished was replaced with new debt. As a result, the margin improvements were better than anticipated and the earnback on the transaction is expected to be less than two years."

Second Quarter Loan and Lease Growth Totaled $60.9 Million, or 14.7% on an Annualized Basis

During the second quarter of 2015, the Company's total assets increased $51.3 million, or 2%, to a total of $2.54 billion, while total loans and leases grew $60.9 million, or 14.7% on an annualized basis. The loan and lease growth was funded by deposit growth. Deposits grew $102.5 million, or 6%, during the quarter. Excess cash was also used to reduce borrowings, consisting mostly of FHLB advances, wholesale debt obligations and customer repurchase agreements. Borrowings decreased $112.8 million, or 20%, in the second quarter.

"First quarter loan and lease growth was fairly modest, however, the pace rebounded in the second quarter," commented Mr. Hultquist. "Growth for the first half of the year totaled $85.4 million, or 10.5% on an annualized basis. We are currently within our targeted annual organic growth rate of 10-12%. A majority of this growth has been in the commercial and industrial loan category. This segment of our portfolio now accounts for 35% of our total loans and leases. At the same time, we have reduced our reliance on commercial real estate loans, with that segment now representing 41% of our portfolio. Additionally, solid loan and lease growth has continued to help us move our loan and lease to total asset ratio upward to 67%, from 66% in the first quarter of 2015 and 63% one year ago. We intend to continue increasing this ratio as we rotate out of securities and into loans and leases, with a goal of growing loans and leases to more than 70% of total assets."

Net Interest Margin Expanded 8 Basis Points from Prior Quarter
And 19 Basis Points Compared to Second Quarter of 2014

Net interest income totaled $18.5 million for the quarter ended June 30, 2015. By comparison, net interest income totaled $17.8 million and $17.0 million for the quarters ended March 31, 2015 and June 30, 2014, respectively. Net interest income totaled $36.3 million for the six months ended June 30, 2015, an increase of more than 7% compared to the same period of the prior year.

"The reduction in high-cost, wholesale debt is proving to have a substantial impact on our net interest margin percentage, as our margin expanded eight basis points from the prior quarter to 3.33% and our cost of interest bearing liabilities declined 11 basis points from the prior quarter to 0.85%," stated Mr. Gipple. He added, "The majority of the debt restructuring activity was executed mid-quarter, so we expect to continue to see NIM improvement in the third quarter. We anticipate our quarterly net interest margin percentage to land in the range of 3.40% to 3.45% for the remainder of the year. The margin expansion is helping us move closer to our targeted 1.00% ROAA."

Nonperforming Assets Decreased $3.0 Million, or 10%, During the Second Quarter

Nonperforming loans and leases at June 30, 2015 were $14.9 million, which were down $1.7 million, or 10%, from March 31, 2015. In addition, the ratio of nonperforming assets ("NPAs") to total assets was 1.07% at June 30, 2015, which was down from 1.21% at March 31, 2015.

"Our asset quality metrics continue to show improvement, primarily due to payoffs or other real estate sales, and there were no significant additions this quarter," stated Mr. Gipple. "We have historically demonstrated better-than-peer asset quality metrics, with respect to NPAs as a percentage of total assets and charge-offs as a percentage of average loans, both during and subsequent to the credit crisis, and we are focused on reducing our NPAs as a percentage of total assets to less than 1.00% as quickly as possible. We have made greats strides towards achieving this goal over the last three quarters, reducing our percentage from a recent peak of 1.61% at September 30, 2014 to 1.07% at June 30, 2015."

The Company's provision for loan/lease losses totaled $2.3 million for the second quarter of 2015, which was up $639 thousand from the prior quarter, and up $1.3 million compared to the second quarter of 2014. The increased provision was the result of a $971 thousand increase in a specific allowance allocated to one relationship at Quad City Bank & Trust. This relationship is not a new NPA, but new circumstances developed this quarter requiring an increase in specific allowance allocation.

The Company had net charge-offs of $86 thousand for the second quarter of 2015 which, when coupled with the provision of $2.3 million, increased the Company's allowance for loan/lease losses ("allowance") to $26.1 million at June 30, 2015. As of June 30, 2015, the Company's allowance to total loans/leases was 1.52%, which was up from 1.44% at March 31, 2015, and up from 1.49% at June 30, 2014.

In accordance with generally accepted accounting principles for acquisition accounting, the loans acquired through the acquisition of Community National Bank ("CNB") in May 2013 were recorded at market value; therefore, there was no allowance associated with CNB's loans at acquisition. Management continues to evaluate the allowance needed on the acquired CNB loans, factoring in the net remaining discount ($917 thousand at June 30, 2015) originally established upon acquisition.

The Company's allowance to total nonperforming loans/leases was 176% at June 30, 2015, which was up from 144% at March 31, 2015, and up from 116% at June 30, 2014.

Successful Public Common Stock Offering
Capital Ratios Significantly Enhanced

On May 13, 2015, the Company announced the closing of an underwritten public offering of 3,680,000 shares of its common stock at a price of $18.25 per share. The net proceeds to the Company, after deducting the underwriting discount and offering expenses, totaled $63.5 million.

As a result of the capital raise, the Company's total risk-based capital ratio was 13.25%, the common equity tier 1 ratio was 10.25% and the tangible common equity to tangible common assets ratio improved to 8.15%, all as of June 30, 2015. For comparison, these respective ratios were 10.30%, 7.24% and 5.88% as of March 31, 2015. Both the total risk-based capital ratio and the common equity tier 1 ratio are well-above the fully phased-in requirements under Basel III.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company, which serves the Quad City, Cedar Rapids, and Rockford communities through its wholly owned subsidiary banks. Quad City Bank & Trust Company, which is based in Bettendorf, Iowa, and commenced operations in 1994, Cedar Rapids Bank & Trust Company, which is based in Cedar Rapids, Iowa, and commenced operations in 2001, and Rockford Bank & Trust Company, which is based in Rockford, Illinois, and commenced operations in 2005, provide full-service commercial and consumer banking and trust and asset management services. Quad City Bank & Trust Company also engages in commercial leasing through its wholly owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin. With the acquisition of Community National Bancorporation on May 13, 2013, the Company now serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "predict," "suggest," "appear," "plan," "intend," "estimate," "annualize," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business, including Basel III, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations issued thereunder; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the integration of acquired entities; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x)  unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the SEC.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of
	June 30,		March 31,		December 31,		June 30,
	2015		2015		2014		2014

	(dollars in thousands, except share data)

CONDENSED BALANCE SHEET	Amount	%			Amount	%	Amount	%
Cash, federal funds sold, and interest-bearing deposits	$ 110,233	4%	$ 76,292	3%	$ 120,350	5%	$ 113,569	5%
Securities	592,368	23%	637,404	26%	651,539	26%	682,122	28%
Net loans/leases	1,689,238	67%	1,630,568	65%	1,606,929	64%	1,526,301	62%
Core deposit intangible	1,571	0%	1,621	0%	1,671	0%	1,771	0%
Goodwill	3,223	0%	3,223	0%	3,223	0%	3,223	0%
Other assets	146,336	6%	142,551	6%	141,246	5%	137,853	5%
Total assets	$ 2,542,969	100%	$ 2,491,659	100%	$ 2,524,958	100%	$ 2,464,839	100%

Total deposits	$ 1,836,767	73%	$ 1,734,269	70%	$ 1,679,668	67%	$ 1,677,368	69%
Total borrowings	456,567	18%	569,404	23%	662,558	26%	619,031	25%
Other liabilities	37,938	1%	36,990	1%	38,653	1%	33,797	1%
Total stockholders' equity	211,697	8%	150,996	6%	144,079	6%	134,643	5%
Total liabilities and stockholders' equity	$ 2,542,969	100%	$ 2,491,659	100%	$ 2,524,958	100%	$ 2,464,839	100%

SELECTED INFORMATION FOR COMMON STOCKHOLDERS' EQUITY
Common stockholders' equity (1)	$ 211,697		$ 150,996		$ 144,079		$ 134,643
Common shares outstanding	11,698,578		7,991,794		7,953,197		7,928,643
Book value per common share (1)	$ 18.10		$ 18.89		$ 18.12		$ 16.98
Tangible book value per common share (2)	$ 17.69		$ 18.29		$ 17.50		$ 16.35
Closing stock price	$ 21.76		$ 17.85		$ 17.86		$ 17.25
Market capitalization	$ 254,561		$ 142,654		$ 142,044		$ 136,769
Market price / book value	120.25%		94.48%		98.59%		101.58%
Market price / tangible book value	123.03%		97.61%		102.05%		105.50%
Tangible common equity / total tangible assets (TCE/TA) (3)	8.15%		5.88%		5.52%		5.27%
TCE/TA excluding accumulated other comprehensive income (loss)	8.21%		5.87%		5.60%		5.43%

REGULATORY CAPITAL RATIOS:
Total risk-based capital ratio	13.25%	(4)	10.30%		10.91%		11.09%
Tier 1 risk-based capital ratio	11.99%	(4)	9.00%		9.52%		9.67%
Tier 1 leverage capital ratio	9.62%	(4)	7.14%		7.62%		7.06%
Common equity tier 1 ratio	10.25%	(4)	7.24%		N/A		N/A

	For the quarter ended June 30,				For the six months ended June 30,
CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY	2015		2014		2015		2014
Beginning balance	$ 150,996		$ 141,357		$ 144,079		$ 147,577
Net income (loss)	(524)		4,008		3,654		7,897
Other comprehensive income (loss), net of tax	(2,379)		4,476		(158)		9,707
Preferred and common cash dividends declared	(465)		(689)		(465)		(1,397)
Proceeds from issuance of 3,680,000 shares of common stock, net of costs	63,484		--		63,484		--
Redemption of 15,000 shares of Series F Preferred Stock	--		--		--		(15,000)
Redemption of 14,867 shares of Series F Preferred Stock	--		(14,824)		--		(14,824)
Other (5)	585		315		1,103		683
Ending balance	$ 211,697		$ 134,643		$ 211,697		$ 134,643

(1) Includes accumulated other comprehensive income (loss).
(2) Includes accumulated other comprehensive income (loss) and excludes intangible assets.
(3) See GAAP to non-GAAP reconciliations.
(4) Subject to change upon final calculation for regulatory filings due after earnings release.
(5) Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of
	June 30,		March 31,		December 31,		June 30,
	2015		2015		2014		2014

	(dollars in thousands)

ANALYSIS OF LOAN DATA	Amount	%	Amount	%	Amount	%	Amount	%
Loan/lease mix:
Commercial and industrial loans	$ 606,826	35%	$ 534,885	32%	$ 523,927	32%	$ 480,494	31%
Commercial real estate loans	696,122	41%	709,682	43%	702,140	43%	683,376	44%
Direct financing leases	170,799	10%	167,244	10%	166,032	10%	155,004	10%
Residential real estate loans	161,985	10%	163,740	10%	158,633	10%	153,200	10%
Installment and other consumer loans	72,448	4%	71,902	5%	72,607	5%	71,443	5%
Deferred loan/lease origination costs, net of fees	7,204	0%	6,998	0%	6,664	0%	5,851	0%
Total loans/leases	$ 1,715,384	100%	$ 1,654,451	100%	$ 1,630,003	100%	$ 1,549,368	100%
Less allowance for estimated losses on loans/leases	26,146		23,883		23,074		23,067
Net loans/leases	$ 1,689,238		$ 1,630,568		$ 1,606,929		$ 1,526,301

ANALYSIS OF SECURITIES DATA
Securities mix:
U.S. government sponsored agency securities	$ 256,444	43%	$ 299,180	47%	$ 307,869	47%	$ 325,620	48%
Municipal securities	251,992	42%	243,810	38%	229,230	35%	199,595	29%
Residential mortgage-backed and related securities	80,844	14%	91,363	14%	111,423	17%	153,895	23%
Other securities	3,088	1%	3,051	1%	3,017	1%	3,012	0%
Total securities	$ 592,368	100%	$ 637,404	100%	$ 651,539	100%	$ 682,122	100%

ANALYSIS OF DEPOSIT DATA
Deposit mix:
Noninterest-bearing demand deposits	$ 633,370	34%	$ 582,510	34%	$ 511,992	31%	$ 531,063	31%
Interest-bearing demand deposits	785,705	43%	804,351	46%	792,052	47%	760,242	46%
Time deposits	322,826	18%	279,660	16%	306,364	18%	298,011	18%
Brokered time deposits	94,866	5%	67,748	4%	69,260	4%	88,052	5%
Total deposits	$ 1,836,767	100%	$ 1,734,269	100%	$ 1,679,668	100%	$ 1,677,368	100%

ANALYSIS OF BORROWINGS DATA
Borrowings mix:
FHLB advances	$ 132,500	29%	$ 196,500	35%	$ 203,500	31%	$ 222,900	36%
Wholesale structured repurchase agreements	115,000	25%	130,000	23%	130,000	19%	130,000	21%
Customer repurchase agreements	118,795	26%	150,796	26%	137,252	21%	114,712	19%
Federal funds purchased	49,780	11%	32,540	6%	131,100	20%	89,610	14%
Junior subordinated debentures	40,492	9%	40,458	7%	40,424	6%	40,356	7%
Other	--	0%	19,110	3%	20,282	3%	21,453	3%
Total borrowings	$ 456,567	100%	$ 569,404	100%	$ 662,558	100%	$ 619,031	100%

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of
	June 30,		March 31,		December 31,		June 30,
	2015		2015		2014		2014

	(dollars in thousands)

NONPERFORMING ASSETS	Amount	%	Amount	%	Amount	%	Amount	%
Nonaccrual loans/leases	$ 13,542	50%	$ 14,529	48%	$ 18,588	56%	$ 17,652	57%
Accruing loans/leases past due 90 days or more	46	0%	668	2%	93	0%	104	0%
Troubled debt restructures - accruing	1,266	5%	1,348	5%	1,421	5%	2,184	7%
Total nonperforming loans/leases	14,854	55%	16,545	55%	20,102	61%	19,940	64%
Other real estate owned	11,952	44%	13,245	44%	12,768	39%	10,951	35%
Other repossessed assets	297	1%	326	1%	155	0%	290	1%
Total nonperforming assets	$ 27,103	100%	$ 30,116	100%	$ 33,025	100%	$ 31,181	100%

	For the quarter ended June 30,				For the six months ended June 30,
ROLLFORWARD OF ALLOWANCE FOR LOAN/LEASE LOSSES	2015		2014		2015		2014
Beginning balance	$ 23,883		$ 22,653		$ 23,074		$ 21,448
Provision charged to expense	2,349		1,002		4,059		2,096
Loans/leases charged off	(536)		(676)		(1,643)		(755)
Recoveries on loans/leases previously charged off	450		88		656		278
Ending balance	$ 26,146		$ 23,067		$ 26,146		$ 23,067

Net charge-offs / average loans/leases	0.01%		0.04%		0.06%		0.03%

	As of
	June 30,		March 31,		December 31,		June 30,
	2015		2015		2014		2014

ASSET QUALITY RATIOS
Nonperforming assets / total assets	1.07%		1.21%		1.31%		1.27%
Allowance / total loans/leases (1)	1.52%		1.44%		1.42%		1.49%
Allowance / nonperforming loans (1)	176.02%		144.35%		114.78%		115.68%

(1) Upon acquisition per GAAP, the acquired loans are recorded at market value which eliminated the allowance and impacts these ratios.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Quarter Ended						For the Six Months Ended
	June 30,		March 31,		June 30,		June 30,		June 30,
	2015		2015		2014		2015		2014

	(dollars in thousands, except per share data)

CONDENSED INCOME STATEMENT
Interest income	$ 22,051		$ 21,902		$ 21,105		$ 43,952		$ 42,141
Interest expense	3,560		4,120		4,140		7,679		8,326
Net interest income	18,491		17,782		16,965		36,273		33,815
Provision for loan/lease losses	2,349		1,710		1,002		4,059		2,096
Net interest income after provision for loan/lease losses	16,142		16,072		15,963		32,214		31,719
Noninterest income	5,652		6,250		5,344		11,901		10,091
Noninterest expense	24,292		17,233		16,106		41,524		32,247
Net income (loss) before taxes	(2,498)		5,089		5,201		2,591		9,563
Income tax expense (benefit)	(1,974)		911		1,193		(1,063)		1,666
Net income (loss)	$ (524)		$ 4,178		$ 4,008		$ 3,654		$ 7,897
Less: Preferred stock dividends	--		--		374		--		1,082
Net income (loss) attributable to QCR Holdings, Inc. common stockholders	$ (524)		$ 4,178		$ 3,634		$ 3,654		$ 6,815

Earnings (loss) per common share:
Basic	$ (0.05)		$ 0.52		$ 0.46		$ 0.41		$ 0.86
Diluted	$ (0.05)		$ 0.52		$ 0.45		$ 0.40		$ 0.85

Earnings per common share (basic) LTM (1)	$ 1.36		$ 1.87		$ 1.89

Weighted average common shares outstanding	9,946,744		7,975,910		7,924,624		8,961,327		7,912,830
Weighted average common and common equivalent shares outstanding (2)	9,946,744		8,097,444		8,050,514		9,098,697		8,040,279

AVERAGE BALANCES
Assets	$ 2,518,170		$ 2,506,497		$ 2,425,665		$ 2,512,334		$ 2,429,912
Loans/leases	$ 1,686,068		$ 1,635,705		$ 1,518,902		$ 1,660,887		$ 1,491,982
Deposits	$ 1,798,787		$ 1,747,205		$ 1,677,525		$ 1,772,996		$ 1,680,372
Total stockholders' equity	$ 181,811		$ 148,139		$ 142,530		$ 164,975		$ 146,297
Common stockholders' equity	$ 181,811		$ 148,139		$ 130,588		$ 164,975		$ 126,310

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized) (4)	-0.08%		0.67%		0.66%		0.29%		0.65%
Return on average common equity (annualized) (3)	-1.15%		11.28%		11.13%		4.43%		10.79%
Return on average total equity (annualized) (4)	-1.15%		11.28%		11.25%		4.43%		10.80%
Price earnings ratio LTM (1)	16.00	x	9.55	x	9.13	x	16.00	x	9.13	x
Net interest margin (TEY)	3.33%		3.25%		3.14%		3.29%		3.12%
Efficiency ratio	100.62%		71.71%		72.20%		86.20%		73.45%
Gross loans and leases / total assets ratio	67.46%		66.40%		62.86%		67.46%		62.86%
Full-time equivalent employees (5)	416		411		414		416		414

(1) LTM: Last twelve months.
(2) In accordance with GAAP, the common equivalent shares are not considered in the calculation of diluted earnings per share in periods when the numerator is a net loss.
(3) The numerator for this ratio is "Net income attributable to QCR Holdings, Inc. common stockholders".
(4) The numerator for this ratio is "Net income".
(5) FTEs at June 30, 2015 include eight summer interns.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	June 30, 2015			March 31, 2015			June 30, 2014

	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)

Securities (1)	$ 608,688	$ 4,548	3.00%	$ 625,834	$ 4,492	2.91%	$ 702,579	$ 4,765	2.72%
Loans (1)	1,686,068	18,541	4.41%	1,635,705	18,304	4.54%	1,518,902	17,093	4.51%
Other	79,835	179	0.90%	99,604	223	0.91%	72,372	214	1.19%
Total earning assets (1)	$ 2,374,591	$ 23,268	3.93%	$ 2,361,143	$ 23,019	3.95%	$ 2,293,853	$ 22,072	3.86%

Deposits	$ 1,169,043	$ 1,084	0.37%	$ 1,161,715	$ 1,072	0.37%	$ 1,100,751	$ 1,102	0.40%
Borrowings	504,498	2,476	1.97%	576,845	3,047	2.14%	573,984	3,038	2.12%
Total interest-bearing liabilities	$ 1,673,541	$ 3,560	0.85%	$ 1,738,560	$ 4,119	0.96%	$ 1,674,735	4,140	0.99%

Net interest income / spread (1)		$ 19,708	3.08%		$ 18,900	2.99%		$ 17,932	2.87%
Net interest margin (1)			3.33%			3.25%			3.14%

	For the Six Months Ended
	June 30, 2015			June 30, 2014

	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)

Securities (1)	$ 617,261	$ 9,037	2.95%	$ 712,400	$ 9,419	2.67%
Loans (1)	1,660,887	36,893	4.48%	1,491,982	34,060	4.60%
Other	89,721	403	0.91%	94,495	438	0.93%
Total earning assets (1)	$ 2,367,869	$ 46,333	3.95%	$ 2,298,877	$ 43,917	3.85%

Deposits	$ 1,165,379	$ 2,156	0.37%	$ 1,099,262	$ 2,203	0.40%
Borrowings	540,672	5,523	2.06%	570,613	6,123	2.16%
Total interest-bearing liabilities	$ 1,706,051	$ 7,679	0.91%	$ 1,669,875	$ 8,326	1.01%

Net interest income / spread (1)		$ 38,654	3.04%		$ 35,591	2.84%
Net interest margin (1)			3.29%			3.12%

(1) Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period presented.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Quarter Ended			For the Six Months Ended

	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
ANALYSIS OF NONINTEREST INCOME	(dollars in thousands)

Trust department fees	$ 1,511	$ 1,633	$ 1,444	$ 3,144	$ 2,945
Investment advisory and management fees	758	710	711	1,468	1,360
Deposit service fees	1,101	1,117	1,092	2,218	2,138
Gain on sales of residential real estate loans	96	86	133	182	196
Gain on sales of government guaranteed portions of loans	69	71	508	140	702
Earnings on cash surrender value of life insurance	433	479	389	912	843
Swap fee income	394	726	--	1,120	62
Debit card fees	255	238	281	493	512
Correspondent banking fees	285	320	219	605	451
Participation service fees on commercial loan participations	224	222	208	446	414
Gains (losses) on other real estate owned, net	99	(29)	(127)	70	(145)
Securities gains	--	417	1	417	21
Other	427	260	485	686	592
Total noninterest income	$ 5,652	$ 6,250	$ 5,344	$ 11,901	$ 10,091

ANALYSIS OF NONINTEREST EXPENSE

Salaries and employee benefits	$ 11,092	$ 11,034	$ 9,922	$ 22,126	$ 19,940
Occupancy and equipment expense	1,865	1,794	1,839	3,660	3,733
Professional and data processing fees	1,471	1,471	1,404	2,941	2,988
FDIC and other insurance	731	719	695	1,450	1,410
Loan/lease expense	368	467	377	835	723
Advertising and marketing	490	418	502	908	839
Postage and telephone	214	249	258	463	549
Stationery and supplies	137	143	146	279	298
Bank service charges	359	337	324	696	623
Losses on debt extinguishment	6,894	--	--	6,894	--
Other	671	601	639	1,272	1,144
Total noninterest expense	$ 24,292	$ 17,233	$ 16,106	$ 41,524	$ 32,247

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Quarter Ended				For the Six Month Ended
	June 30,	March 31,	December 31,	June 30,	June 30,	June 30,
SELECT FINANCIAL DATA - SUBSIDIARIES	2015	2015	2014	2014	2015	2014
	(dollars in thousands)

TOTAL ASSETS

Quad City Bank and Trust (1)	$ 1,299,557	$ 1,268,169	$ 1,320,684	$ 1,278,201	$ 1,299,557	$ 1,278,201
m2 Lease Funds, LLC	189,951	183,217	178,016	161,741	$ 189,951	$ 161,741
Cedar Rapids Bank and Trust	860,403	855,417	840,332	826,278	$ 860,403	$ 826,278
Rockford Bank and Trust	363,050	354,994	353,448	351,310	$ 363,050	$ 351,310

TOTAL DEPOSITS

Quad City Bank and Trust (1)	$ 929,817	$ 846,090	$ 813,805	$ 852,754	$ 929,817	$ 852,754
Cedar Rapids Bank and Trust	649,586	648,412	636,718	591,885	$ 649,586	$ 591,885
Rockford Bank and Trust	260,373	242,669	234,201	236,324	$ 260,373	$ 236,324

TOTAL LOANS & LEASES

Quad City Bank and Trust (1)	$ 832,799	$ 790,442	$ 783,486	$ 743,410	$ 832,799	$ 743,410
m2 Lease Funds, LLC	189,311	182,413	177,444	160,940	$ 189,311	$ 160,940
Cedar Rapids Bank and Trust	598,002	589,345	576,322	549,215	$ 598,002	$ 549,215
Rockford Bank and Trust	285,944	276,077	271,658	258,304	$ 285,944	$ 258,304

TOTAL LOANS & LEASES / TOTAL ASSETS

Quad City Bank and Trust (1)	64%	62%	59%	58%	64%	58%
Cedar Rapids Bank and Trust	70%	69%	69%	66%	70%	66%
Rockford Bank and Trust	79%	78%	77%	74%	79%	74%

ALLOWANCE AS A PERCENTAGE OF LOANS/LEASES

Quad City Bank and Trust (1)	1.52%	1.45%	1.41%	1.39%	1.52%	1.39%
m2 Lease Funds, LLC	1.88%	1.90%	1.94%	2.06%	1.88%	2.06%
Cedar Rapids Bank and Trust	1.56%	1.44%	1.37%	1.61%	1.56%	1.61%
Rockford Bank and Trust	1.45%	1.44%	1.51%	1.51%	1.45%	1.51%

ALLOWANCE AS A PERCENTAGE OF NONPERFORMING LOANS/LEASES

Quad City Bank and Trust (1)	114.35%	93.86%	83.68%	112.25%	114.35%	112.25%
m2 Lease Funds, LLC	308.95%	308.10%	257.13%	183.88%	308.95%	183.88%
Cedar Rapids Bank and Trust	419.03%	350.23%	197.42%	136.54%	419.03%	136.54%
Rockford Bank and Trust	266.62%	205.05%	143.36%	91.45%	266.62%	91.45%

NET INCOME (4)

Quad City Bank and Trust (1)	$ 622	$ 2,975	$ 1,972	$ 2,824	$ 3,597	$ 5,582
m2 Lease Funds, LLC (2)	834	651	328	616	1,485	1,235
Cedar Rapids Bank and Trust	(214)	2,169	2,101	1,870	1,955	3,929
Rockford Bank and Trust	473	465	323	543	938	932

RETURN ON AVERAGE ASSETS

Quad City Bank and Trust (1)	0.19%	0.93%	0.60%	0.90%	0.56%	0.88%
Cedar Rapids Bank and Trust	-0.10%	1.03%	0.99%	0.92%	0.46%	0.98%
Rockford Bank and Trust	0.53%	0.54%	0.36%	0.63%	0.53%	0.55%

NET INTEREST MARGIN PERCENTAGE (3)

Quad City Bank and Trust (1)	3.28%	3.11%	3.07%	3.11%	3.20%	3.05%
Cedar Rapids Bank and Trust	3.63%	3.62%	3.58%	3.31%	3.63%	3.39%
Rockford Bank and Trust	3.38%	3.44%	3.34%	3.32%	3.41%	3.31%

(1) Quad City Bank and Trust figures include m2 Lease Funds, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Lease Funds, LLC is also presented separately for certain (applicable) measurements.
(2) m2 Lease Funds, LLC net income is post-tax, using an estimated effective tax rate of 35%.
(3) Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period presented.
(4) Net income declines for the quarter ended June 30, 2015 at Quad City Bank and Trust and Cedar Rapids Bank and Trust were primarily the result of losses on debt extinguishment (pre-tax) totaling $3.1 million and $3.8 million, respectively.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
	As of
	June 30,	March 31,	December 31,	June 30,
GAAP TO NON-GAAP RECONCILIATIONS	2015	2015	2014	2014
	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)

Stockholders' equity (GAAP)	$ 211,697	$ 150,996	$ 144,079	$ 134,643
Less: Intangible assets	4,794	4,844	4,894	4,994
Tangible common equity (non-GAAP)	$ 206,903	$ 146,152	$ 139,185	$ 129,649

Total assets (GAAP)	$ 2,542,969	$ 2,491,659	$ 2,524,958	$ 2,464,839
Less: Intangible assets	4,794	4,844	4,894	4,994
Tangible assets (non-GAAP)	$ 2,538,175	$ 2,486,815	$ 2,520,064	$ 2,459,845

Tangible common equity to tangible assets ratio (non-GAAP)	8.15%	5.88%	5.52%	5.27%

	For the Quarter ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
CORE NET INCOME (2)	2015	2015	2014	2015	2014

Net income (loss) (GAAP)	$ (524)	$ 4,178	$ 4,008	$ 3,654	$ 7,897

Less nonrecurring items (post-tax) (3):
Income:
Securities gains	$ --	$ 274	$ 1	$ 274	$ 14
Total nonrecurring income (non-GAAP)	$ --	$ 274	$ 1	$ 274	$ 14

Expense:
Losses on debt extinguishment	$ 4,481	$ --	$ --	$ 4,481	$ --
Other non-recurring expenses	513	--	--	513	--
Total nonrecurring expense (non-GAAP)	$ 4,994	$ --	$ --	$ 4,994	$ --

Core net income (non-GAAP)	$ 4,470	$ 3,904	$ 4,007	$ 8,374	$ 7,883
Less: Preferred stock dividends	--	--	374	--	1,082
Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (2)	$ 4,470	$ 3,904	$ 3,633	$ 8,374	$ 6,801

CORE EARNINGS PER COMMON SHARE (2)

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (from above)	$ 4,470	$ 3,904	$ 3,633	$ 8,374	$ 6,801

Weighted average common shares outstanding	9,946,744	7,975,910	7,924,624	8,961,327	7,912,830
Weighted average common and common equivalent shares outstanding	9,946,744	8,097,444	8,050,514	9,098,697	8,040,279

Core earnings per common share (non-GAAP):
Basic	$ 0.45	$ 0.49	$ 0.46	$ 0.93	$ 0.86
Diluted	$ 0.45	$ 0.48	$ 0.45	$ 0.92	$ 0.85

CORE RETURN ON AVERAGE ASSETS (2)

Core net income (non-GAAP) (from above)	$ 4,470	$ 3,904	$ 4,007	$ 8,374	$ 7,883

Average Assets	$ 2,518,170	$ 2,506,497	$ 2,425,665	$ 2,512,334	$ 2,429,912

Core return on average assets (annualized) (non-GAAP)	0.71%	0.62%	0.66%	0.67%	0.65%

(1) This ratio is a non-GAAP financial measure. The Company's management believes that this measure is important to many investors in the marketplace who are interested in changes period-to-period in common equity.
(2) Core net income, core net income attributable to QCR Holdings, Inc. common stockholders, core earnings per common share and core return on average assets are non-GAAP financial measures. The Company's management believes that these measures are important to investors as they exclude non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods.
(3) Nonrecurring items (post-tax) are calculated using an estimated effective tax rate of 35%.
CONTACT: Todd A. Gipple
         Executive Vice President
         Chief Operating Officer
         Chief Financial Officer
         (309) 743-7745